Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

China SXT Pharmaceuticals, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, no par value per share		457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred Shares		457(o)				0.0001381
Fees to be Paid	Other	Warrants		457(o)				0.0001381
Fees to be Paid	Debt	Debt securities		457(o)				0.0001381
Fees to be Paid	Other	Rights		457(o)				0.0001381
Fees to be Paid	Other	Depositary Shares		457(o)				0.0001381
Fees to be Paid	Other	Units		457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf			457(o)		$	$600,000,000.00	0.0001381		$82,860.00

Total Offering Amounts:							$600,000,000.00			82,860.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										13,901.48
Net Fee Due:										$68,958.52

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	China SXT Pharmaceuticals, Inc	(1)	F-3	333-282776	10/22/2024		$13,901.48	Unallocated (Universal) Shelf	Ordinary Shares, no par value per share, Preferred Shares, Warrants, Debt securities, Rights, Depositary Shares and Units		$90,800,000.00	$
Fee Offset Sources	China SXT Pharmaceuticals, Inc		F-3	333-282776		10/22/2024							18,372.00

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $13,901.48 (calculated at the fee rate in effect at the date of the registrant’s Prior Registration Statement), which represents the portion of the registration fee previously paid with respect to $90,800,000 of unsold securities previously registered under the Prior Registration Statement.